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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  June 15, 2001

                          BEACON CAPITAL PARTNERS, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                    000-24905                  04-3403281
 ------------------------         -------------------         -----------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


          One Federal Street, 26th Floor, Boston, Massachusetts, 02110
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 457-0400
                                 --------------



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ITEM 2.  DISPOSITION OF ASSETS

         On June 6, 2001, Beacon Capital Partners, Inc. ("Beacon") sold a portion of the Dallas Office and Industrial Portfolio consisting of six properties composed of approximately 343,000 square feet for $15.3 million to an affiliate of RMB Investments, Inc. (the "Buyer"). The purchase price was determined in arms' length negotiations between Beacon and the Buyer.

         On June 15, 2001, Beacon sold another portion of the Dallas Office and Industrial Portfolio to Landgem Office I, Ltd. ("Landgem"). This portion consists of six properties composed of approximately 775,000 square feet. The purchase price for this portion was $48.0 million and was determined in arms' length negotiations between Beacon and Landgem.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              BEACON CAPITAL PARTNERS, INC.



                                              By: /s/ Randy J. Parker
                                                  ----------------------------
                                                     Randy J. Parker
                                                     Senior Vice President and
                                                     Chief Financial Officer

Date:  June 28, 2001